JOHN HANCOCK STRATEGIC SERIES

                       John Hancock Strategic Income Fund


                          Amendment of Section 5.11 and
                 Establishment and Designation of Class C Shares
                            of Beneficial Interest of
                       John Hancock Strategic Income Fund,
                    a Series of John Hancock Strategic Series


                            Amendment of Section 5.11

         The undersigned, being a majority of the Trustees of John Hancock Strategic Series, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated September 21, 1993, as amended from time to time (the "Declaration of Trust"), do hereby amend Section 5.11 as follows:

          1.   Section  5.11  (a)  shall  be  deleted  and  replaced   with  the
               following:

               Without  limiting  the  authority  of the  Trustees  set forth in
               Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series, each of which consists of Class A Shares and Class B Shares: John Hancock Sovereign U.S. Government Income Fund and John Hancock Strategic Income Fund (the "Existing Series").


                 Establishment and Designation of Class C Shares

         The undersigned, being a majority of the Trustees of John Hancock Strategic Series, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 5.1 and 5.11 of the Amended and Restated Declaration of Trust dated September 21, 1993, as amended from time to time (the "Declaration of Trust"), do hereby establish and designate an additional class of shares of John Hancock High Yield Bond Fund (the "Fund") as follows:

      1. The additional class of Shares of the Fund established and designated hereby is "Class C Shares".

      2. Class C Shares shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

      3. The purchase price of Class C Shares, the method of determining the net asset value of Class C Shares, and the relative dividend rights of holders of Class C Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be as set forth in the Prospectus and Statement of Additional Information of the Fund included in the Trust's Registration Statement,

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         as amended  from time to time,  under the  Securities  Act of 1933,  as amended and/or the Investment Company Act of 1940, as amended.

         The Declaration of Trust is hereby amended to the extent necessary to reflect the amendment of Section 5.11 and the establishment of an additional class of Shares, effective May 1, 1998.

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 10th day of March 1998.

/s/Dennis S. Aronowitz                                 /s/William F. Glavin
Dennis S. Aronowitz                                    William F. Glavin

/s/Edward J. Boudreau, Jr.                             /s/Anne C. Hodsdon
Edward J. Boudreau, Jr.                                Anne C. Hodsdon

/s/Richard P. Chapman, Jr.                             /s/John A. Moore
Richard P. Chapman, Jr.                                John A. Moore

/s/William J. Cosgrove                                 /s/Patti McGill Peterson
William J. Cosgrove                                    Patti McGill Peterson

/s/Douglas M. Costle                                   /s/John W. Pratt
Douglas M. Costle                                      John W. Pratt

/s/Leland O. Erdahl                                    ________________________
Leland O. Erdahl                                       Richard S. Scipione

/s/Richard A. Farrell                                  /s/Edward J. Spellman
Richard A. Farrell                                     Edward J. Spellman

/s/Gail D. Fosler
Gail D. Fosler


         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.


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STATE OF FLORIDA                       )
                                       )ss
COUNTY OF PASCO                        )

     Then personally appeared the above-named Dennis S. Aronowitz, Edward J. Boudreau, Jr., Richard P. Chapman, Jr., William J. Cosgrove, Douglas M. Costle, Leland O. Erdahl, Richard A. Farrell, Gail D. Fosler, William F. Glavin, Anne C. Hodsdon, John A. Moore, Patti McGill Peterson, John W. Pratt, and Edward J. Spellman, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 10th day of March, 1998.

                                                              /s/ Michele Jones
                                                              Notary Public

                                                   My Commission Expires:8/25/00